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                                                                 Exhibit 10(xxv)

                                 AMENDMENT NO. 4
                                     TO THE
                         KULICKE & SOFFA INDUSTRIES INC.
                           EXECUTIVE DEFERRED COMPENSATION PLAN

     WHEREAS, Kulicke & Soffa Industries Inc. (the "Company") maintains the Kulicke & Soffa Industries Inc. Executive Deferred Compensation Plan (the "Plan") as amended and restated effective October 1, 1999 for the benefit of its eligible employees; and

     WHEREAS, the Company desires to amend the Plan, with the consent of the participants therein, to revise the definition of "Special Circumstance":

     NOW THEREFORE, effective October 3, 2002, Section 1.24 of the Plan is hereby amended to read as follows:

          1.24 Special Circumstance means, effective October 3, 2002, the reporting by K&S of consolidated net losses equal to or in excess of $225,000,000, over a measuring period not exceeding two fiscal years of K&S (beginning with a fiscal year in which a loss for the year is reported). A Special Circumstance shall be deemed to occur on the date on which K&S makes an announcement of quarterly or annual earnings showing consolidated net losses, which together with losses reported previously during the measuring period, equal or exceed such $225,000,000 amount.

     IN WITNESS WHEREOF, the Company has caused this Amendment No. 4 to be executed by its duly authorized officers this 3rd day of October 2002.

[Corporate Seal]                            KULICKE & SOFFA INDUSTRIES, INC.



Attest:__________________                   By:________________________________